Exhibit 3.1

Articles of Incorporation

(Pursuant to NRS 78)

STATE OF NEVADA

OFFICE OF THE

Secretary of State

Capitol Complex

Carson City, Nevada 89710

Telephone (702) 637-5203

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

NAME OF CORPORATION: TRANS ENERGY, INC.

RESIDENT AGENT: (designated resident agent in Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada

Mailing Address: 1 East First Street, Reno, Nevada 89501

SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 30,000,000 Par value: $.001 Number of shares without par value: -0-0

GOVERNING BOARD: shall be styled as (check one):

The FIRST BOARD OF DIRECTORS shall consist of one members and the names and addresses are as follows:

LOREN E. BAGLEY	210 Second Street, St. Mary’s, NV 36170
Name	Address	City/State/Zip

Name	Address	City/State/Zip

Name	Address	City/State/Zip

PURPOSE: (optional – see reverse side): The purpose of the corporation shall be:

To operate and own oil and gas properties and pipelines and other related energy businesses.

PERSONAL LIABILITY (pursuant to NRS 78.037):

Eliminating or limiting the personal liability of directors, officers and shareholders (check one):  ☒    Accept  ☐    Decline

The personal liability of the directors, officers and stockholders shall be (check one):  ☒    eliminated or  ☐    limited for damages for breach of fiduciary duty, but must not eliminate/limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions is violation of NRS 78.300.

OTHER MATTERS: Any other matters to be included in these articles may be added on separate pages and incorporated by reference herein as a part of these articles. Number of pages attached:

SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporation signing the articles: (signatures must be included)

Loren E. Bagley
Signature

210 Second Street, St. Marys, WV 26170
Address	City/State/Zip

Signature

Address	City/State/Zip

Signature

Address	City/State/Zip

Certificate of Acceptance of Appointment of Resident Agent

The Corporation Trust Company of Nevada, hereby accept appointment as Resident Agent for the above named corporation.

Signature of Resident Agent	Date

ARTICLES OF MERGER

OF

TEXAS ENERGY, INC.

Pursuant to the provisions of Section 78.458 of the Nevada Revised Statutes, the following Articles of Merger are hereby submitted by Trans Energy, Inc., a Nevada corporation (the “Corporation”):

1. On the 15th day of November, 1993, the Corporation entered into an agreement consisting of a plan of merger (the “Agreement”) to merge Apple Corp., a corporation organized under the laws of the State of Idaho (“Apple Corp.”), with and into the Corporation, with the Corporation being the surviving corporation (the “Merger”) and whereby each share of Apple Corp.’s common stock currently issued and outstanding on the effective date of the Merger shall, by action of the Merger and without any action on the part of the holder thereof, automatically be converted into one share of the authorized but previously unissued common stock of the Corporation, par value $.005 per share; and whereby the one share of the Corporation common stock currently issued and outstanding will be surrendered to the surviving corporation for the purpose of being cancelled on its corporate records. The sole purpose of the Merger is to change the domicile of Apple Corp. from the State of Idaho to the State of Nevada.

2. On November 15, 1993, by unanimous consent of the Board of Directors of the Corporation and by unanimous written consent by the Corporation’s sole shareholder, the Corporation has taken all necessary action to enter into the Agreement and to effect the Merger with Apple Corp. At the time of the action, the Corporation had issued and outstanding -1- share of common stock. By written consent, the -1- share voted for the proposal to enter into the Agreement and effect the Merger with Apple Corp.

3. A copy of the complete plan of merger (Agreement) is on file at the principal place of business of the Corporation and will be furnished by the Corporation, upon request and without cost, to any shareholder of any corporation party to the Merger.

DATED this 15th day of November, 1993.

APPLE CORP.		TRANS ENERGY, INC.

BY:	John B Sims	BY:	Loren E. Bagley
ITS:	President	ITS:	President

BY:	Mark D. Woodburn	BY:	Dennis L. Spencer
ITS:	Secretary	ITS:	Secretary

STATE OF WEST VIRGINIA

COUNTY OF PLEASANTS:

THE UNDERSIGNED, the President and Secretary respectively of Trans Energy, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), do hereby certify that by unanimous written consent of the shareholders of said corporation, the Agreement relating to the Merger with Apple Corp., an Idaho corporation, was duly and unanimously ratified and authorized by one (1) share of the one (1) share of said Trans Energy Inc.’s common stock issued and outstanding. The Undersigned further certify that the foregoing correctly sets forth the Merger approved by the shareholders and correctly states the date of adoption thereof, the number of share outstanding, the number of shares voted for and the number of shares voted against such proposal.

/s/ Loren E. Bagley
Loren E. Bagley, President

/s/ Dennis L. Spencer
Dennis L. Spencer, Secretary

SUBSCRIBED AND SWORN to before me this 15th day of November, 1993.

NOTARY PUBLIC
Residing at:

My Commission Expires:

STATE OF WEST VIRGINIA

COUNTY OF PLEASANTS:

THE UNDERSIGNED, the President and Secretary respectively of Apple Corp., a corporation organized and existing under the laws of the State of Idaho, do hereby certify that at a Special Meeting of Shareholders of said corporation properly called on September 22, 1993, the Board of Directors was empowered to proceed with the Agreement relating to the Merger of Apple Corp. and Trans Energy, Inc., a Nevada corporation, for the purpose of changing the domicile of Apple Corp. to Nevada; and such action was duly ratified and authorized by more than fifty percent (50%) of the outstanding and issued shares of said corporation, which shares were properly represented and voted at said Meeting. Also that said Meeting was held pursuant to a resolution of the Board of Directors setting forth the intent of the Merger and that written notice of said Special Meeting setting forth the proposal was given by first class mail to each shareholder of record entitled to vote thereon at least twenty (20) days prior to the holding of the Meeting. The Undersigned further certify that the foregoing correctly sets forth the Merger approved by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voted for and the number of shared voted against such proposal.

/s/ Loren E. Bagley
Loren E. Bagley, President

/s/ Dennis L. Spencer
Dennis L. Spencer, Secretary

I, a notary public, do hereby certify that on this 15th day of November, 1993, personally appeared before me Loren E. Bagley and Dennis L. Spencer, who being by me first duly sworn, subscribed to and declared that they are the President and Secretary respectively of Apple Corp., and that they signed the foregoing document as President and Secretary of said corporation and that the statements contained therein are true.

NOTARY PUBLIC
Residing at:

My Commission Expires:

AMENDMENT TO ARTICLES OF INCORPORATION

OF

TRANS ENERGY, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned hereby certifies that pursuant to action taken at the duly constituted Annual Meeting of Shareholders of TRANS ENERGY, INC. (the “Corporation”) held on the 30th day of June 2000, the Articles of Incorporation are amended as set forth hereinafter:

1. Article 3 of the Articles of Incorporation is hereby amended to read as follows:

“3.	The aggregate number of shares of all classes of capital stock that this corporation shall have authority to issue is 110,000,000, of which 100,000,000 shares shall be of a class designated as common stock (the “Common Stock”) with a par value of One Tenth of a Cent ($0.001) per share, and 10,000,000 shares of which shall be a class designated as preferred stock (the “Preferred Stock”) with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific terms, rights, voting privileges and preferences of such Preferred Stock, or any series thereof. All fully paid stock of the Corporation shall not be liable to call or assessment.”

2. At the record date for the shareholders’ meeting, the Corporation had a total of 27,326,755 shares of common stock issued and outstanding and entitled to vote. A total of 13,950,329 voted FOR the amendment, 1,328,915 shares against the amendment, and 28,126 shares abstained.

IN WITNESS WHEREOF, these Articles of Amendment are hereby executed this 30th day of June 2000.

/s/ Loren E. Bagley
Loren E. Bagley, President

/s/ William F. Woodburn
William F. Woodburn, Secretary

AMENDMENT TO ARTICLES OF INCORPORATION

OF

TRANS ENERGY, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned hereby certified that pursuant to action taken at the duly constituted Annual Meeting of Shareholders of TRANS ENERGY, INC. (the “Corporation”) held on the 30th day of June 2000, the Articles of Incorporation are amended as set forth hereinafter:

1. Article 3 of the Articles of Incorporation is hereby amended to read as follows:

“3. The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 310,000,000, of which 300,000,000 shares shall be of a class designated as common stock (the “Common Stock”) with a par value of One Tenth of a Cent ($0.001) per share, and 10,000,000 shares of which shall be a class designated as preferred stock (the “Preferred Stock”) with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific terms, rights, voting privileges and preferences of such Preferred Stock, or any series thereof. All fully paid stock of the Corporation shall not be liable to call or assessment.”

2. At the record date for the shareholders’ meeting, the Corporation had a total of 27,326,755 shares of common stock issued and outstanding and entitled to vote. A total of 13,950,329 voted FOR the amendment, 1,328,915 shares against the amendment, and 28,126 shares abstained. Pursuant to the resolution approved by the shareholders at the meeting, the Board of Directors was given the authority to increase the number of shares of common stock to 500,000,000. On August 30, 2000, the Board of Directors held a special meeting and approved the increase of common stock to 300,000,000 shares.

IN WITNESS WHEREOF, these Articles of Amendment are hereby executed this 30th day of August 2000.

/s/ Loren E. Bagley
Loren E. Bagley, President

/s/ William F. Woodburn
William F. Woodburn, Secretary

AMENDMENT TO ARTICLES OF INCORPORATION

OF

TRANS ENERGY, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned hereby certified that pursuant to action taken at the duly constituted Annual Meeting of Shareholders of TRANS ENERGY, INC. (the “Corporation”) held on the 30th day of June 2000, the Articles of Incorporation are amended as set forth hereinafter:

1. Article 3 of the Articles of Incorporation is hereby amended to read as follows:

“3.	The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 510,000,000, of which 500,000,000 shares shall be of a class designated as common stock (the “Common Stock”) with a par value of One Tenth of a Cent ($0.001) per share, and 10,000,000 shares of which shall be a class designated as preferred stock (the “Preferred Stock”) with a par value of One Tenth of a Cent ($0.001) per share. The Preferred Stock shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of the Company shall establish the specific terms, rights, voting privileges and preferences of such Preferred Stock, or any series thereof. All fully paid stock of the Corporation shall not be liable to call or assessment.”

2. At the record date for the shareholders’ meeting, the Corporation had a total of 27,326,755 shares of common stock issued and outstanding and entitled to vote. A total of 13,950,329 voted FOR the amendment, 1,328,915 shares against the amendment, and 28,126 shares abstained. Pursuant to the resolution approved by the shareholders at the meeting, the Board of Directors was given the authority to increase the number of shares of common stock to 500,000,000. On November 30, 2000, the Board of Directors held a special meeting and approved the increase of common stock to 500,000,000 shares.

IN WITNESS WHEREOF, these Articles of Amendment are hereby executed this 30th day of November 2001.

/s/ William F. Woodburn
William F. Woodburn, Secretary

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1.	Name of Corporation: Trans Energy, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

“As of January 28, 2005, a one share for 150 shares reverse stock split of the then issued and outstanding shares of common stock of the corporation was effected. Accordingly, each 150 shares of common stock, par value $0.001, issued and outstanding immediately prior to the affective time of the split was automatically and without any action on the part of the holder thereof reclassified and changed, pursuant to the reserve stock split, into one share of post split common stock, par value $0.001 per share, subject to the rounding up of any fractional shares to the next higher whole share. The total authorized capitalization of the corporation is unchanged and remains at 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.”

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 256,287,738 shares (51, 6%) voting for (by written consent) and zero shares voting against.

4.	Effective date of filing (optional): January 28, 2005

5.	Officer Signature (required): /s/William F. Woodburn, Secretary

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.